Dean Heller
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada

File No.: C27420-92
December 29, 2004
Articles of Merger
(Pursuant to NRS 92A.200)

Pursuant to the Nevada Revised Statutes Chapter 92A_
(Excluding 92A.200(4b))
Submit in Duplicate

1.
Name and jurisdiction of organization of each constituent entity (NRS 92A.200).  If there are more than four merging entities, check box [  ] and attach an 8-1/2” x 11” blank sheet containing the required entity for each additional entity.

HUMWARE, INC.
Name of merging entity

NEVADA	CORPORATION
Jurisdiction	Entity type

WORLD WIDE GOLF WEB, INC.
Name of merging entity

NEVADA	CORPORATION
Jurisdiction	Entity type

And

GRG, INC.
Name of surviving entity

NEVADA	CORPORATION
Jurisdiction	Entity type

2.	Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a forgoing entity is the survivor in the merger (NRS 92A-1-90):

Attn:

c/o:

3.	(Chose one):

[X] The undersigned declares that the plan of merger has been adopted by each constituent entity (NRS 92A.200)

[   ] The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A-180).

4.
Owners approval (NRS 92A-200)(options a, b, or c must be used, as applicable for each entity) (if there are more than four merging entities, check box [     ] and attach an 8-1.2” x 11” blank sheet containing the required information for each additional entity.

a.	Owner’s approval was not required from

Name of merging entity, if applicable;

And/or;

Name of surviving entity, if applicable.

b.	The plan was approved by the required consent of the owners of:

HUMWARE, INC.

Name of merging entity, if applicable

WORLD WIDE GOLF WEB, INC.

Name of merging entity, if applicable

And/or;

GRG, INC.

Name of surviving entity, if applicable

c.	Approval of plan of merger for Nevada non-profit corporation (NRS 92A-16):

Name of merging entity, if applicable;

And/or;

Name of surviving entity, if applicable.

5.	Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available (NRS 92A.200):

ARTICLE 1:                      THE NAME OF THIS CORPORATION IS HUMWARE MEDIA CORPORATION.

ARTICLE 4:                      The shares of the Corporation’s voting common stock is hereby reclassified that each Fifty (5) shares of stock shall be exchanged for One (1) share of common stock.  Any resulting fractional shares shall be rounded up to the nearest whole number.

The number of shares that the surviving Corporation shall be authorized to issue following the merger is Two Hundred Fifty Million (250,000,000) shares of voting common stock with a par value of $0.001).

6.	Location of Plan of Merger (check a or b):

[   ] (a) The entire plan of merger is attached;

Or

[X] (b) The entire plan of merger  is on the file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7.	Effective date (optional): 1/7/05

SIGNATURES

HUMWARE, INC. (NEVADA)

By: /s/ John Huemoeller
John Huemoeller
President
Date: December 23, 2004

HUMWARE, INC. (COLORADO)

By: /s/ John Huemoeller
John Huemoeller
President
Date: December 23, 2004

WORLD WIDE GOLF WEB, INC.

By: /s/ Dan M. Skola
Dan M. Skola
President
Date: December 23, 2004

GRG, Inc.

By: /s/ John Huemoeller
John Huemoeller
President
Date: December 23, 2004